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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-98801 and No. 333-66741) pertaining to the Penwest Pharmaceuticals Co. 1997 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-66747) pertaining to the Penwest Pharmaceuticals Co. 1997 Employee Stock Purchase Plan, in the Registration Statement (Form S-8
No. 333-66739) pertaining to the Penwest Pharmaceuticals Co. Savings Plan, in the Registration Statement (Form S-8 No. 333-66733) pertaining to the Penwest Pharmaceuticals Co. 1998 Spinoff Option Plan, in the Registration Statement (Form S-3 No. 333-32940) of Penwest Pharmaceuticals Co. and in the related Prospectus and in the Registration Statement (Form S-3 No. 333-65840 and Amendment No. 1 thereto) of Penwest Pharmaceuticals Co. and in the related Prospectus of our report dated March 17, 2003, with respect to the consolidated financial statements and schedule of Penwest Pharmaceuticals Co. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                         /s/ ERNST & YOUNG LLP

Stamford, Connecticut
March 28, 2003